UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): March 30, 2007 (March 6, 2007)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 6, 2007, the Compensation Committee of INX Inc. (the “Company”) resolved to increase the compensation of James H. Long, Chairman of the Board and Chief Executive Officer, under his existing employment agreement. Mr. Long has served as Chief Executive Officer of the Company since its inception and owns in excess of 30% of its outstanding common stock. The Compensation Committee believes that Mr. Long is motivated to improve the Company’s long-term shareholder value without an increase in long-term ownership participation. Accordingly, the Compensation Committee believes that a focus on Mr. Long’s short-term compensation including a base salary and quarterly bonus award based upon the Company’s financial performance is appropriate. Effective February 1, 2007, Mr. Long’s annual salary was adjusted from $120,000 to $230,000. Effective for the quarter ending March 31, 2007, Mr. Long shall be eligible for a quarterly cash bonus determined by multiplying his quarterly base salary by a factor derived from certain performance measures. Mr. Long’s salary and bonus may be modified at any time at the sole discretion of the Compensation Committee, subject to the terms of Mr. Long’s existing employment agreement.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2007	INX Inc.
	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer